February 17, 1998




Optek Technology, Inc.
1215 West Crosby Road
Carrollton, Texas 75006

     Re:  Optek Technology, Inc.
          Registration Statement on Form S-3

Gentlemen:

     Optek Technology, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission its Registration Statement on Form S-3 (the "Registration Statement") relating to 2,875,000 shares of its Common Stock, par value $0.01 per share (the "Common Stock"), to be sold to underwriters for distribution to the public. Such 2,875,000 shares are issuable pursuant to a warrant (the "Warrant") held by First Source Financial LLP (the "Selling Stockholder"), exercisable to purchase up to 3,150,000 shares of Common Stock, and are to be purchased upon exercise of the Warrant and sold in the offering, as set forth in the Registration Statement.

     We have acted as counsel for the Company in connection with the proposed public offering of said shares of Common Stock and the registration under the Securities Act of 1933, as amended, of such shares and are familiar with the proceedings taken and proposed to be taken in connection therewith. We are familiar with the corporate law of the State of Delaware under which the Company is incorporated and exists, and we have examined such documents and corporate proceedings, and have made such further examinations and inquiries, as we deem necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. The 2,875,000 shares of Common Stock to be issued and sold by the Selling Stockholders, shall be, when the Warrant is exercised in accordance with its terms, validly issued and outstanding, fully paid and nonassessable.
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     We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                              Very truly yours,

                              HEWITT & HEWITT, P.C.




                              By:  /s/ Christopher M. Hewitt
                                  Christopher M. Hewitt
                                  President

CMH:ds